Exhibit 10.82

Partner Agreement Between

Sculptor Capital Advisors LP and Thomas Sipp

This Partner Agreement dated as of November 8, 2020 (this “Agreement”) reflects the agreement of Sculptor Capital Advisors LP (“Sculptor”) and Thomas Sipp (the “Limited Partner”) with respect to certain matters concerning services to be provided by the Limited Partner to Sculptor and its Affiliates and certain other arrangements relating to Sculptor, Sculptor Capital LP and Sculptor Capital Advisors II LP (collectively, the “Operating Partnerships”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement of Limited Partnership of Sculptor dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”). This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreement). Except as otherwise provided herein, this Agreement shall supersede the Limited Partnership Agreement.

WHEREAS, reference is made to the Partner Agreement between Sculptor Capital LP and the Limited Partner, dated as of July 19, 2018, the Amended and Restated Partner Agreement between Sculptor Capital Advisors LP and the Limited Partner, dated as of July 19, 2018, and the Amended and Restated Partner Agreement between Sculptor Capital Advisors II LP and the Limited Partner, dated as of July 19, 2018, each as amended by the Omnibus Agreement entered into by and among the Limited Partner and the Operating Partnerships, dated as of February 7, 2019 (the “Omnibus Agreement”) and the First Amendment to the Omnibus Agreement entered into by and among the Limited Partner and the Operating Partnerships, dated as of July 10, 2019 (collectively, the “Existing Partner Agreement”); capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Existing Partner Agreement.

WHEREAS, as of November 3, 2020, the Limited Partner has communicated to Sculptor his plan to voluntarily Withdraw from the Operating Partnerships on January 15, 2021, and both Sculptor and the Limited Partner would like to provide for an orderly transition of the Limited Partner’s role.

WHEREAS, under Section 24(c) of the Omnibus Agreement, during the Distribution Holiday, the Omnibus Agreement cannot be waived, amended supplemented or otherwise modified in any material respect without (i) the applicable Chief Executive Officer and Compensation Committee approvals; and (ii) the approval of at least 5 out of 7 member of the Board (or if the size of the Board is subsequently increased or decreased, such other supermajority vote as represents at least two-thirds of the directors) supported by the advice of a third party compensation consultant.

WHEREAS, the Chief Executive Officer, the Compensation Committee and at least 5 out of 7 members of the Board have approved this Amendment after consulting with Semler Brossy.

NOW, THEREFORE in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Transition Arrangements.

(a) Withdrawal. The Limited Partner shall Withdraw from the Operating Partnerships and resign as Chief Financial Officer of the Operating Partnerships and Sculptor Capital Management Inc., and its Subsidiaries, their respective Affiliates, and any investment funds and accounts managed by any of the foregoing (collectively, the “Sculptor Group”) on January 15, 2021 (such date, the “Separation Date”). On or prior to the Separation Date, the Limited Partner shall resign from any committees of the Sculptor Group at such time as may be agreed between the Sculptor Group and the Limited Partner.

(b) Transition Period. From the Separation Date through June 30, 2021, the Limited Partner shall serve as a special advisor to the Sculptor Group. The period from the Separation Date to June 30, 2021 shall be the “Transition Period”.

(c) Responsibilities. During the Transition Period, the Limited Partner shall be available on notice to assist with any reasonable requests received from the Sculptor Group’s successor Chief Financial Officer, provided that such requests relate to the transition of responsibilities from the Limited Partner to the successor Chief Financial Officer.

(d) Compensation and Benefits.

(i) Compensation: The Limited Partner will receive all earned, but unpaid, base salary at the current rate of $125,000 per quarter of each fiscal year for the period through the Separation Date. Such amount shall be prorated for partial periods, payable in accordance with Sculptor’s standard payroll policies for EMDs and subject to applicable deductions and withholdings.

(ii) Prior Grants of Class A Restricted Share Units and Deferred Cash Interests: Provided that the Limited Partner is in full compliance in all respects with its obligations set forth in this Agreement (including those set forth in Section 1(c) above1) then, notwithstanding any provision in the Limited Partnership Agreement, the Existing Partner Agreement or the relevant award agreement to the contrary, (i) the Limited Partner’s entitlement to any remaining unvested RSUs granted to the Limited Partner on July 19, 2018 (the “Sign-On RSU Award”) shall continue to vest subject to the current vesting schedule and subject to the timing of payments as set forth therein, (ii) the Limited Partner’s entitlement to any remaining unvested RSUs granted to the Limited Partner on February 20, 2019 (the “2018 Bonus RSU Award”) and January 31, 2020 (the “2019 Bonus RSU Award”) which vest on January 1, 2021 and January 1, 2022 shall continue to vest subject to the current vesting schedule and subject to the timing of payments as set forth therein, (iii) the Limited Partner’s entitlement to any remaining unvested RSUs under the 2019 Bonus RSU Award which vest on January 1, 2023 are forfeited, (iv) the Limited Partner’s entitlement to any remaining unvested Deferred Cash Interests granted to the Limited Partner on February 15, 2019 (the “2018 Bonus DCI Award”) and February 3, 2020 (the “2019 Bonus DCI Award”) which vest on January 1, 2021 and January 1, 2022 shall continue to vest subject to the current vesting schedule and subject to the timing of payments as set forth therein, and (v) the Limited Partner’s entitlement to any remaining unvested Deferred Cash Interests under the 2019 Bonus DCI Award which vest on January 1, 2023 are forfeited.

[1]	Any determination of non-compliance with Section 1(c) of this Agreement shall be made jointly by the Chair of the Board and the Chair of the Audit Committee.

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(iii) 2020 Performance Award Amount. Provided that the Limited Partner is in full compliance in all respects with its obligations set forth in this Agreement (including those set forth in Section 1(c) above) then, notwithstanding any provision in the Limited Partnership Agreement or the Existing Partner Agreement to the contrary, (i) 50% of the portion of the Performance Award Amount granted to the Limited Partner with respect to Fiscal Year 2020 represented by Deferred Cash Interests and an Annual RSU Award which vests on January 1, 2022 shall continue to vest subject to the timing of payments as set forth therein, (ii) 50% of the portion of the Performance Award Amount granted to the Limited Partner with respect to Fiscal Year 2020 represented by Deferred Cash Interests and an Annual RSU Award which vests on January 1, 2022 shall be forfeited, and (iii) 100% of the portion of the Performance Award Amount granted to the Limited Partner with respect to Fiscal Year 2020 represented by Deferred Cash Interests and an Annual RSU Award which vests on January 1, 2023 and January 1, 2024 shall be forfeited.

(iv) Operating Group Class E Common Units: Provided that the Limited Partner is in full compliance in all respects with its obligations set forth in this Agreement then, notwithstanding any provision in the Limited Partnership Agreement or the Existing Partner Agreement to the contrary, (i) the Class E-1 Units awarded to the Limited Partner which vest on December 31, 2020 shall continue to vest subject to the current vesting schedule, (ii) the Class E-1 Units awarded to the to the Limited Partner which vest on December 31, 2021 and December 31, 2022 shall be forfeited and (iii) the one Class D-36 Common Unit awarded to the Limited Partner on the Admission Date shall be forfeited.

(v) Benefits: The Limited Partner’s and its eligible dependents’ participation in the group health and dental insurance plan of the Firm will continue through the Separation Date on the same basis the Limited Partner and its eligible dependents were participating in such plans prior to the date of this Agreement (including paying the Limited Partner’s portion of any premiums) from such date through the last day of the month in which the Separation Date occurs (the “Initial Benefits Period”). The Limited Partner will be provided with documentation necessary in order to apply for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). The Limited Partner will receive a notice regarding the terms of such continuation of coverage under COBRA and New York’s “mini-COBRA,” as applicable. Following the Initial Benefits Period, the Limited Partner will be responsible for all COBRA premium payments and the Limited Partner’s and its eligible dependents’ participation in all other Sculptor benefit plans will cease as of the Separation Date.

(vi) No Other Compensation: The Limited Partner agrees it will have received all amounts due relating to the Limited Partner’s employment with Sculptor (and with respect to the Transition Period), and no additional amounts are due (including with respect to the Transition Period) other than as set forth in this Agreement.

2. Conditions Precedent. As a condition precedent to (i) the amounts being paid to the Limited Partner under Section 1(d)(i) above, and (ii) the vesting of Class A Restricted Stock Units, Deferred Cash Interests and Class E Common Units under Section 1(d)(ii)-(iv) above, the Limited Partner must: (x) execute a general release agreement in the form attached hereto as Exhibit A on the date hereof, (y) execute a supplemental general release agreement in

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the form attached hereto as Exhibit B on or following the Separation Date in compliance with Section 8.3(g) of the Limited Partnership Agreement and such general release must become effective as provided therein, and (y) have continued to comply with all applicable restrictive covenants to which the Limited Partner is subject, whether contained in the Limited Partnership Agreement, this Agreement or otherwise.

3. Miscellaneous.

(a) The Limited Partner agrees that Sections 9 and 10 of the Limited Partnership Agreement remain in full force and effect.

(b) This Agreement cannot be amended or modified except by a writing signed by all parties hereto.

(c) This Agreement and any amendment hereto shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, the Operating Partnerships and the successors and assigns of Sculptor and the Operating Partnerships, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(d) By executing this Agreement, Sculptor confirms that it is acting on its own behalf and on behalf of the Operating Partnerships. Sculptor warrants and represents that it has the requisite authority to bind the Operating Partnerships and that as a result of Sculptor’s execution of this Agreement, the Operating Partnerships will be bound by the obligations relevant to them herein.

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IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

GENERAL PARTNER:

SCULPTOR CAPITAL HOLDING CORPORATION

By:	/s/ Robert Shafir
Name:	Robert Shafir
Title:	Chief Executive Officer

THE LIMITED PARTNER:

/s/ Thomas Sipp
Thomas Sipp

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EXHIBIT A

General Release

I, Thomas Sipp, in consideration of and subject to the terms and conditions set forth in the Amended and Restated Agreement of Limited Partnership of Sculptor Capital Advisors LP dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”) and any Partner Agreement, and intending to be legally bound, do hereby release and forever discharge the Sculptor Group, from any and all legally waivable actions, causes of action, covenants, contracts, claims, sums of money or liabilities, which I or any of my Related Trusts, my or their heirs, executors, administrators, and assigns, or any of them, ever had, now have, or hereafter can, shall, or may have, by reason of any act or omission occurring on or before the date that I sign this General Release, including, but not limited to, with respect to my service to, or affiliation with, the Partnership and its Affiliates, and my Withdrawal or Special Withdrawal from the Partnership. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement.

By signing this General Release, to the fullest extent permitted by law, I waive, release, and forever discharge the Sculptor Group from any and all legally waivable claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, wages, attorneys’ fees, costs or damages, whether known or unknown, in law or in equity, by contract, tort, law of trust, or pursuant to U.S. federal, state, local, or non-U.S. statute, regulation, ordinance, or common law, which I or any of my Related Trusts ever have had, now have, or may hereafter have, based upon, or arising from, any fact or set of facts, whether known or unknown to me, from the beginning of time until the date of execution of this General Release, arising out of, or relating in any way to, my service to, or affiliation with, the Partnership and its Affiliates or other associations with the Sculptor Group, or any cessation thereof. I acknowledge and agree that I am not an employee of any of the Partnership or any of its Affiliates. Nevertheless, and without limiting the foregoing, in the event that any administrative agency, court, or arbitrator might find that I am an employee, I acknowledge and agree that this General Release constitutes a waiver, release, and discharge of any claim or right based upon, or arising under any U.S. federal, state, local, or non-U.S. fair employment practices and equal opportunity laws, including, but not limited to, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Sarbanes-Oxley Act of 2002, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Family Medical Leave Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Older Worker’s Benefit Protection Act, and the New York State and New York City anti-discrimination laws, including all amendments thereto, and the corresponding fair employment practices and equal opportunities laws in non-U.S. jurisdictions that may be applicable.

I also understand that I am releasing any rights or claims concerning bonus(es) and any award(s) or grant(s) under any incentive compensation plan or program, except as set forth in the Limited Partnership Agreement and any Partner Agreement, having any bearing whatsoever on the terms and conditions of my service to the Partnership and its Affiliates, and the cessation thereof; provided

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that, this General Release shall not prohibit me from enforcing my rights, if any, under the Limited Partnership Agreement, any Partner Agreement, or this General Release, including, without limitation, any rights to indemnification or director and officer liability insurance coverage.

I expressly acknowledge and agree that, by entering into this General Release, I am waiving any and all rights or claims that I may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), if any, which have arisen on or before the date of execution of this General Release (the “Effective Date”). I also expressly acknowledge and agree that:

a.	In return for this General Release, I will receive consideration, i.e., something of value beyond that to which I was already entitled before entering into this General Release;

b.	I am hereby advised in writing by this General Release of my opportunity to consult with an attorney before signing this General Release;

c.	I have twenty-one (21) days to consider this General Release (although I need not take all twenty-one (21) days and may choose to voluntarily execute this General Release earlier); and

d.

I have seven (7) days following the date that this General Release is executed (the “Revocation Period”) in which to revoke this General Release. To be effective, such revocation must be in writing and delivered to the Sculptor Group, as set forth in Section 10.01 of the Limited Partnership Agreement, within the Revocation Period.

Nothing herein shall prevent me from cooperating in any investigation by a governmental agency or from seeking a judicial determination as to the validity of the release with regard to age discrimination claims consistent with the ADEA.

I acknowledge that I have been given sufficient time to review this General Release. I have consulted with legal counsel or knowingly and voluntarily chosen not to do so. I am signing this General Release knowingly, voluntarily, and with full understanding of its terms and effects. I voluntarily accept the amounts provided for in the Limited Partnership Agreement and any Partner Agreement for the purpose of making full and final settlement of all claims referred to above and acknowledge that these amounts are in excess of anything to which I would otherwise be entitled. I acknowledge and agree that in executing this General Release, I am not relying, and have not relied, upon any oral or written representations or statements not set forth or referred to in the Limited Partnership Agreement, any Partner Agreement and this General Release.

I acknowledge and agree that Skadden, Arps, Slate, Meagher & Flom LLP, Ropes & Gray LLP, and any other law firm retained by any member of the Sculptor Group in connection with the Limited Partnership Agreement and this General Release, or any dispute between myself and any member of the Sculptor Group in connection therewith, is acting as counsel to the Sculptor Group, and as such, does not represent or owe any duty to me or to any of my Related Trusts.

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I have been given a reasonable and sufficient period of time in which to consider and return this General Release. This General Release will be effective as of the Effective Date.

I have executed this General Release this [    ] day of November 2020.

Name: Thomas Sipp

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EXHIBIT B

Supplemental Release

I, Thomas Sipp, in consideration of and subject to the terms and conditions set forth in the Amended and Restated Agreement of Limited Partnership of Sculptor Capital Advisors LP dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”) and any Partner Agreement, and intending to be legally bound, do hereby release and forever discharge the Sculptor Group, from any and all legally waivable actions, causes of action, covenants, contracts, claims, sums of money or liabilities, which I or any of my Related Trusts, my or their heirs, executors, administrators, and assigns, or any of them, ever had, now have, or hereafter can, shall, or may have, by reason of any act or omission occurring on or before the date that I sign this General Release, including, but not limited to, with respect to my service to, or affiliation with, the Partnership and its Affiliates, and my Withdrawal or Special Withdrawal from the Partnership. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement.

By signing this General Release, to the fullest extent permitted by law, I waive, release, and forever discharge the Sculptor Group from any and all legally waivable claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, wages, attorneys’ fees, costs or damages, whether known or unknown, in law or in equity, by contract, tort, law of trust, or pursuant to U.S. federal, state, local, or non-U.S. statute, regulation, ordinance, or common law, which I or any of my Related Trusts ever have had, now have, or may hereafter have, based upon, or arising from, any fact or set of facts, whether known or unknown to me, from the beginning of time until the date of execution of this General Release, arising out of, or relating in any way to, my service to, or affiliation with, the Partnership and its Affiliates or other associations with the Sculptor Group, or any cessation thereof. I acknowledge and agree that I am not an employee of any of the Partnership or any of its Affiliates. Nevertheless, and without limiting the foregoing, in the event that any administrative agency, court, or arbitrator might find that I am an employee, I acknowledge and agree that this General Release constitutes a waiver, release, and discharge of any claim or right based upon, or arising under any U.S. federal, state, local, or non-U.S. fair employment practices and equal opportunity laws, including, but not limited to, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Sarbanes-Oxley Act of 2002, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Family Medical Leave Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Older Worker’s Benefit Protection Act, and the New York State and New York City anti-discrimination laws, including all amendments thereto, and the corresponding fair employment practices and equal opportunities laws in non-U.S. jurisdictions that may be applicable.

I also understand that I am releasing any rights or claims concerning bonus(es) and any award(s) or grant(s) under any incentive compensation plan or program, except as set forth in the Limited Partnership Agreement and any Partner Agreement, having any bearing whatsoever on the terms and conditions of my service to the Partnership and its Affiliates, and the cessation thereof; provided

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that, this General Release shall not prohibit me from enforcing my rights, if any, under the Limited Partnership Agreement, any Partner Agreement, or this General Release, including, without limitation, any rights to indemnification or director and officer liability insurance coverage.

I expressly acknowledge and agree that, by entering into this General Release, I am waiving any and all rights or claims that I may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), if any, which have arisen on or before the date of execution of this General Release (the “Effective Date”). I also expressly acknowledge and agree that:

a.	In return for this General Release, I will receive consideration, i.e., something of value beyond that to which I was already entitled before entering into this General Release;

b.	I am hereby advised in writing by this General Release of my opportunity to consult with an attorney before signing this General Release;

c.	I have twenty-one (21) days to consider this General Release (although I need not take all twenty-one (21) days and may choose to voluntarily execute this General Release earlier); and

d.

I have seven (7) days following the date that this General Release is executed (the “Revocation Period”) in which to revoke this General Release. To be effective, such revocation must be in writing and delivered to the Sculptor Group, as set forth in Section 10.01 of the Limited Partnership Agreement, within the Revocation Period.

Nothing herein shall prevent me from cooperating in any investigation by a governmental agency or from seeking a judicial determination as to the validity of the release with regard to age discrimination claims consistent with the ADEA.

I acknowledge that I have been given sufficient time to review this General Release. I have consulted with legal counsel or knowingly and voluntarily chosen not to do so. I am signing this General Release knowingly, voluntarily, and with full understanding of its terms and effects. I voluntarily accept the amounts provided for in the Limited Partnership Agreement and any Partner Agreement for the purpose of making full and final settlement of all claims referred to above and acknowledge that these amounts are in excess of anything to which I would otherwise be entitled. I acknowledge and agree that in executing this General Release, I am not relying, and have not relied, upon any oral or written representations or statements not set forth or referred to in the Limited Partnership Agreement, any Partner Agreement and this General Release.

I acknowledge and agree that Skadden, Arps, Slate, Meagher & Flom LLP, Ropes & Gray LLP, and any other law firm retained by any member of the Sculptor Group in connection with the Limited Partnership Agreement and this General Release, or any dispute between myself and any member of the Sculptor Group in connection therewith, is acting as counsel to the Sculptor Group, and as such, does not represent or owe any duty to me or to any of my Related Trusts.

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I have been given a reasonable and sufficient period of time in which to consider and return this General Release. This General Release will be effective as of the Effective Date.

I have executed this General Release this [    ] day of January 2021.

Name: Thomas Sipp

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